                                  EXHIBIT 11

                       TO CYPRUS AMAX MINERALS COMPANY'S
                         QUARTERLY REPORT ON FORM 10-Q
                      FOR THE QUARTER ENDED JUNE 30, 1996

                                  EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       COMPUTATION OF PER SHARE EARNINGS

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                              Three Months         Six Months
                                              Ended June 30       Ended June 30
                                             ---------------     ---------------
                                              1996     1995       1996     1995
                                             ------   ------     ------   ------
Net Income                                   $   53    $ 134      $ 115    $ 231
Preferred Stock Dividends                        (5)      (4)        (9)      (9)
                                             ------   ------     ------   ------
  Income Applicable to Common Shares             48      130        106      222

Primary:
  Average Common Shares Outstanding            93.2     92.8       93.2     92.8

Fully Diluted:
  Average Common Shares Outstanding            93.2     92.8       93.2     92.8
  Common Stock Equivalents - Options(1)          .1       .3         .1       .3
  Conversion of Series A Preferred Stock        9.6      9.6        9.6      9.6
                                             ------   ------     ------   ------
  Fully Diluted Average Common
   Shares Outstanding                         102.9    102.7      102.9    102.7

Earnings per Common Share                       .52     1.39       1.13     2.39

Fully Diluted Earnings per Share                .51     1.31       1.12     2.27


/(1)/ Common stock equivalents are not included in primary earnings per share because they are less than three percent dilutive.


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